UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 19, 2015

iShares® Gold Trust

(Exact name of registrant as specified in its charter)

New York	001-32418	81-6124036
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o iShares® Delaware Trust Sponsor LLC

400 Howard Street

San Francisco, California 94105

Attn: Product Management Team

iShares® Product Research & Development

 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (415) 670-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On March 19, 2015, iShares Delaware Trust Sponsor LLC, in its capacity as the sponsor of the Registrant, issued a press release announcing that following the publicly announced discontinuation of the London PM Fix (as of any day, the price of gold fixed by the London Gold Market Fixing Ltd. in the afternoon of such day (London time)) on March 19, 2015, the price of gold fixed by the ICE Benchmark Administration in the afternoon (London Time) as of any day will fairly represent the commercial value of the Registrant’s gold on such day and shall be used for purposes of the daily valuation of the Registrant’s gold. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item.

Item 9.01. Financial Statements and Exhibits

Exhibit 99.1     Press release dated March 19, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2015

iShares® Gold Trust*

By:	iShares® Delaware Trust Sponsor LLC

By:	/s/ Jack Gee
Name:	Jack Gee
Title:	Managing Director

By:	/s/ Raymund Santiago
Name:	Raymund Santiago
Title:	Director

*	The registrant is a trust. The individual specified above is signing in his or her capacity as an officer and/or authorized signatory of iShares® Delaware Trust Sponsor LLC, the sponsor of the trust.